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                                                                   EXHIBIT 10.32

                      AMENDMENT TO FORBEARANCE AGREEMENT

     This AMENDMENT ("Amendment") TO FORBEARANCE AGREEMENT is made as of October 8, 1998 by and between PULSAR DATA SYSTEMS, INCORPORATED ("Pulsar") and IBM CREDIT CORPORATION ("IBM Credit").

                                   RECITALS:

     WHEREAS, Pulsar and IBM Credit have entered into that certain Forbearance Agreement dated as of August 31, 1998 (as amended, supplemented or otherwise modified from time to time, the "Agreement") and that certain Inventory And Working Capital Financing Agreement dated as of October 30, 1997 ("IWCF"); and;

     WHEREAS, Pulsar has requested that IBM Credit make certain changes its Credit Line and Borrowing Base as more fully set forth on Attachment A as of this date to the IWCF; and

     WHEREAS, IBM Credit is willing to consent to the requested changes subject to the conditions set forth below.

                                   AGREEMENT

     NOW THEREFORE, in consideration of the premises set forth herein, and for other good and valuable consideration, the value and sufficiency of which is hereby acknowledged, the parties hereto agree that the Agreement is amended as follows:

SECTION 1. DEFINITIONS. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement.

SECTION 2.     AMENDMENTS.

A.   The Attachment A to the IWCF is hereby amended as follows:

     For the period October 8, 1998 through and including January 6, 1999 the Credit Line shall be $18,000,000.00 and thereafter the Credit Line shall be $15,000,000.00.

B. Section 10(b) of the Agreement is hereby amended by adding to the conclusion thereof the following:

"provided, however that Pulsar demonstrate compliance to the foregoing Financial Covenant on a monthly basis for each calendar month from September 1998 through December 1998 for Pulsar's fiscal year ending December 31, 1998 and for each and every reporting period thereafter."

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SECTION 3.     ADDITIONAL REQUIREMENTS.

A. The Agreement is hereby amended by inserting therein the following new section:

"IBM Credit has earned stock representing a four percent (4%) ownership interest in Pulsar (the "IBM Credit Interest") on a fully diluted basis. At the option William W. Davis Sr. in lieu of a distribution of such Pulsar stock to IBM Credit, Pulsar shall pay to IBM Credit the lesser of (i) four percent (4%) of the sale price upon the sale of all or substantially all of Pulsar's asset; or
(ii) $650,000.00 or (iii) a pro-rata share of $650,000.00 upon sale of less than all or substantially all of Pulsar's assets. For the purpose of example only should Pulsar sell twenty-five percent (25%) of its assets, pursuant to provision (iii) above, Pulsar would pay IBM Credit $162,500.00, it being an amount equal to twenty-five percent of $650,000.00."

B. IBM Credit's consent to the amendment set forth in Section 2 A of this Amendment shall immediately cease upon the occurrence of an Event of Default and all obligations of Pulsar to IBM Credit under the IWCF, the Agreement and otherwise shall, without notice or demand, become immediately due and payable.

SECTION 4. CONDITIONS PRECEDENT. The effectiveness of this Amendment is subject to the receipt by IBM Credit, on or before the close of business on October 15, 1998, of the following conditions precedent:

A. Copies of all Merrill Lynch Stock Account Statements for those stock accounts assigned to IBM Credit through and including statements for the month of August 1998; and

B.   Copies of all payment workout agreement letters with unsecured creditors;
and

C.   A list of all suppliers currently providing open account terms to Pulsar;
and

D.   This Amendment, executed and delivered by Pulsar.

SECTION 5. REPRESENTATIONS AND WARRANTIES. Pulsar makes to IBM Credit the following representations and warranties all of which are material and are made to induce IBM Credit to enter into this Amendment.

SECTION 5.1 ACCURACY AND COMPLETENESS OF WARRANTIES AND REPRESENTATIONS. All representations made by Pulsar in the Agreement were true and accurate and complete in every respect as of the date made, and, as amended by this Amendment, all representations made by Pulsar in the Agreement are true, accurate and complete in every material respect as of the date hereof, and do not fail to disclose any material fact necessary to make such warranties and representations not misleading.

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SECTION 5.2    VIOLATION OF OTHER AGREEMENTS.  The execution and delivery of this Amendment and the performance and observance of the covenants to be performed and observed hereunder do not violate or cause Pulsar not to be in compliance with the terms of any agreement to which Pulsar is a party.

SECTION 5.3 LITIGATION. Except as has been disclosed by Pulsar to IBM Credit in writing, there is no litigation, proceeding, investigation or labor dispute pending or threatened against Pulsar, which if adversely determined, would materially adversely affect Pulsar's ability to perform Pulsar's obligations under the Agreement and the other documents, instruments and agreements executed in connection therewith or pursuant hereto.

SECTION 5.4 ENFORCEABILITY OF AMENDMENT. This Amendment has been duly authorized, executed and delivered by Pulsar and is enforceable against Pulsar in accordance with its terms.

SECTION 6. RAMIFICATION OF AGREEMENT. Except as specifically amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect. Pulsar hereby ratifies, confirms and agrees that the Agreement, as amended hereby, represents a valid and enforceable obligation of Pulsar's and is not subject to any claims, offsets or defense.

SECTION 7. GOVERNING LAW. This Amendment shall be governed by and interpreted in accordance with the laws of the State of New York.

SECTION 7. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute one agreement.

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     IN WITNESS WHEREOF, this Amendment has been duly executed by the authorized officers of the undersigned as of the day and year first above written.

IBM CREDIT CORPORATION                  PULSAR DATA SYSTEMS, INCORPORATED

By:   /S/    JOHN L. ANDERSON           By:  /S/ WILLIAM W. DAVIS, SR.
   --------------------------------         ----------------------------------

Print Name: John L. Anderson            Print Name:  William W. Davis, Sr.
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Title: Remarketer Loan Manager           Title:  President/CEO
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Date: 10/15/98                          Date:  10/14/98
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